UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of stockholders of Vanda Pharmaceuticals Inc. (the “Company”) held on June 13, 2018 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of one director to serve as a Class III director for a term of three years until the 2021 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 3:	The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

Proposal 4:	Approve the amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under the Amended and Restated 2016 Equity Incentive Plan.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”). Of the 52,110,701 shares of the Company’s common stock entitled to vote at the Annual Meeting, 43,936,688 shares, or approximately 84.3%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Director.

The Company’s stockholders elected the following director to serve as a Class III director until the 2021 annual meeting of stockholders. The votes regarding the election of director were as follows:

Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Mihael H. Polymeropoulos, M.D.	38,755,908	658,014	2,251	4,520,515

Proposal 2:	Ratification of PricewaterhouseCoopers LLP.

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
43,812,491	118,622	5,575

Proposal 3:	Compensation of Named Executive Officers.

The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
24,297,632	15,105,957	12,584	4,520,515

In accordance with the recommendation of the Company’s Board of Directors as set forth in the Proxy Statement, and based on the voting results for this Proposal 3, the Company’s Board of Directors determined that an advisory vote to approve the compensation of the Company’s named executive officers will be conducted on an annual basis. The Company’s Board of Directors will reevaluate this determination after the next stockholder advisory vote on this matter is held.

Proposal 4:	Approval of the Amendment and Restatement of the Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan.

The Company’s stockholders approved the amendment and restatement of the Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,037,718	5,368,711	9,744	4,520,515

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2018	VANDA PHARMACEUTICALS INC.

	By:	/s/ James P. Kelly
Name: James P. Kelly
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary